Exhibit 5.2

                        ROSSI & MARICLE, P.C. LETTERHEAD


                                  June 21, 1999

Environmental Technologies and Software Solutions, Inc.
25 Impler Strasse
Munich, 81371
Germany


         Re:      Registration Statement on Form S-4
                  Reg. No. 333-72345


Ladies and Gentlemen:

     We have acted as counsel for Environmental Technologies and Software Solutions, Inc., a Colorado corporation (the "Company"), in connection with the preparation of a Proxy Statement and Registration Statement on Form S-4 (the "Registration Statement") filed by Technical Environment Solutions Inc. ("TES") with the Securities and Exchange Commission. The Registration Statement relates to the registration under the Securities Act of 1933, as amended (the "1933 Act"), of 11,467,974 shares of common stock, no par value (the "Securities") that will be issued by TES to stockholders of the Company, pursuant to the Agreement and Plan of Merger, dated as of June 22, 1999 (the "Merger Agreement").

     This opinion is delivered pursuant to the requirements of Item 601(b)(5) of Regulation S-K under the 1933 Act.

     In connection with this opinion, we have made such investigations and examined such records, including the Company's Articles of Incorporation and Bylaws, as amended, and corporate minutes, as we deemed necessary to the performance of our services and to give this opinion. We have also examined and are familiar with the originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records and other instruments as we have deemed necessary for the preparation of this opinion. In expressing this opinion we have relied, as to any questions of fact upon which our opinion is predicated, upon representations and certificates of the officers of the Company.

     In giving this opinion we have assumed:

     (a)  the   genuineness  of  all  signatures   and  the   authenticity   and
          completeness of all documents submitted to us as originals;

     (b) the conformity to originals and the authenticity of all documents supplied to us as certified, photocopied, conformed or facsimile copies and the authenticity and completeness of the originals of any such documents;

     (c) the proper, genuine and due execution and delivery of all documents by all parties to them and that there has been no breach of the terms thereof; and

     (d) that the performance of any obligation under any documents in any jurisdiction outside the United States will not be illegal or ineffective under the laws of that jurisdiction.

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     The opinions expressed are qualified in their entirety as follows:

     (a) such opinions and the agreements referenced herein are subject to the application of bankruptcy, insolvency, reorganization, state fraudulent conveyance acts and other similar laws affecting the enforcement of rights and all laws and legal precedents concerning the obligations of creditors and other parties to act reasonably, in good faith and with fairness in exercising their rights to enforce certain remedies;

     (b) the enforceability of the obligations under the agreements referenced herein are subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and

     (c) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which any proceedings are brought and may not be available with respect to the enforcement of the terms and provisions of the agreements referenced herein.

     The following opinions are limited solely to applicable federal law of the United States of America and the Corporation Law of the State of Colorado. Based upon and subject to the foregoing, we are of the opinion that:

     1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Colorado, and has the corporate power and authority to own and operate its properties and to carry on its business as it is now being conducted.

     2. The Company's authorized capital consists of 50,000,000 shares of no par value Common Stock . As of the date of this opinion, the Company has issued and outstanding 1,638,282 shares of Common Stock. All of the issued and outstanding shares of Common Stock are validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the use of our name in the Prospectus included as part of the Registration Statement in connection with the matters referred to under the caption "Legal Matters." In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act or the rules of the Securities and Exchange Commission.



                                    Very truly yours,

                                     /s/ Rossi & Maricle, P.C.

                                    ROSSI & MARICLE, P.C.